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                         Consent of Independent Auditors

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Healthcare Realty Trust Incorporated of our report dated February 4, 1997 (except for the disclosures with respect to the 1997 Secondary Offering of stock referred to in Notes 1, 4 and 12, as to which the date is March 10, 1997) included in the 1996 Annual Report to Shareholders of Healthcare Realty Trust Incorporated.

     Our audits also included the financial statement schedule of Healthcare Realty Trust Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following:

     1. Registration Statement (Form S-8 No. 33-97240) pertaining to the Healthcare Realty Trust Incorporated 1993 Employees Stock Incentive Plan, 1995 Restricted Stock Plan for Non-Employee Directors, and 1995 Employee Stock Purchase Plan;

     2. Registration Statement (Form S-3 No. 33-97888) pertaining to the registration of $250,000,000 of debt securities, preferred stock, common stock warrants, and common stock; and

     3. Registration Statement (Form S-4 No. 333-07971) pertaining to the registration of $50,000,000 of shares of common stock of our report dated February 4, 1997 (except for the disclosures with respect to the 1997 Secondary Offering of stock referred to in Notes 1, 4 and 12, as to which the date is March 10, 1997) with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Healthcare Realty Trust Incorporated.

Nashville, Tennessee
March 27, 1997

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